Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Preliminary Second Quarter Results Impacted By COVID-19 With Improved Liquidity

Jacksonville, Fla., July 16, 2020 - Rayonier Advanced Materials Inc. (the “Company”) today announced preliminary second quarter results which were impacted by COVID-19 market-related conditions. The Company expects earnings and Adjusted EBITDA for the quarter to be slightly below prior year, driven by an approximately 12 percent decline in revenues. Compared to the prior year period, results for the second quarter were aided by improvements in Forest Products and Paperboard segments driven by increased prices for lumber and lower raw material costs for paperboard, respectively. These benefits were offset by COVID-related impact on: 1) global demand for High Yield Pulp and Newsprint; 2) sales volumes in High Purity Cellulose due to softer demand in textile, automotive and construction end markets; and 3) logistics delays impacting High Purity Cellulose volumes. Corporate costs increased modestly from prior year, primarily due to an increase in non-cash charges. With a focus on working capital and capital expenditures, liquidity improved $19 million in the quarter to $164 million, including $49 million of cash.
The Company will provide additional details in its detailed earnings release and Form 10-Q, which are expected to be finalized in August.
About Rayonier Advanced Materials
Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,000 people and generates approximately $1.8 billion of revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, including those described under “Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

The estimated and preliminary financial data and other information provided herein for the second quarter of 2020 are subject to the completion of the Company’s financial closing procedures, final adjustments and any other developments that may arise between now and the time the financial results for the second quarter are finalized. Therefore, this data represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the estimated and preliminary financial data and other information included herein may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. In addition, preliminary results for the second quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com